Exhibit 99.1

70 E. Long Lake Rd. Bloomfield Hills, MI 48304 www.agreerealty.com

FOR IMMEDIATE RELEASE

AGREE REALTY CORPORATION REPORTS THIRD QUARTER 2016 RESULTS

Bloomfield Hills, MI, October 24, 2016 — Agree Realty Corporation (NYSE: ADC) (the “Company”) today announced results for the quarter ended September 30, 2016. All per share amounts included herein are on a diluted per common share basis unless otherwise stated.

Third Quarter 2016 Financial and Operating Highlights:

▪	Invested $54.0 million in 17 retail net lease properties
▪	Commenced five development or Partner Capital Solutions (“PCS”) projects
▪	Increased rental revenue 32.9% to $22.3 million
▪	Net Income per share attributable to the Company decreased 25.3% to $0.61
▪	Net Income attributable to the Company decreased 2.3% to $14.3 million
▪	Increased Funds from Operations (“FFO”) per share 11.0% to $0.68
▪	Increased FFO 44.1% to $16.2 million
▪	Increased Adjusted Funds from Operations (“AFFO”) per share 9.0% to $0.66
▪	Increased AFFO 41.5% to $15.8 million
▪	Declared a dividend of $0.48 per share, an increase of 3.2% year-over-year

Financial Results

Total Rental Revenue

Total rental revenue, which includes minimum rents and percentage rents, for the three months ended September 30, 2016 increased 32.9% to $22.3 million, compared to total rental revenue of $16.8 million for the comparable period in 2015.

Total rental revenue for the nine months ended September 30, 2016 increased 28.3% to $60.9 million, compared to total rental revenue of $47.5 million for the comparable period in 2015.

Net Income

Net income attributable to the Company for the three months ended September 30, 2016 decreased 2.3% to $14.3 million, compared to $14.6 million for the comparable period in 2015. Net income per share attributable to the Company for the three months ended September 30, 2016 decreased 25.3% to $0.61, compared to $0.81 per share for the comparable period in 2015.

Net income attributable to the Company for the nine months ended September 30, 2016 increased 3.7% to $32.4 million, compared to $31.2 million for the comparable period in 2015. Net income per share attributable to the Company for the nine months ended September 30, 2016 decreased 16.8% to $1.46, compared to $1.76 per share for the comparable period in 2015.

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Funds from Operations

FFO for the three months ended September 30, 2016 increased 44.1% to $16.2 million, compared to FFO of $11.2 million for the comparable period in 2015. FFO per share for the three months ended September 30, 2016 increased 11.0% to $0.68, compared to FFO per share of $0.61 for the comparable period in 2015.

FFO for the nine months ended September 30, 2016 increased 31.9% to $42.6 million, compared to FFO of $32.3 million for the comparable period in 2015. FFO per share for the nine months ended September 30, 2016 increased 6.0% to $1.90, compared to FFO per share of $1.79 for the comparable period in 2015.

Adjusted Funds from Operations

AFFO for the three months ended September 30, 2016 increased 41.5% to $15.8 million, compared to AFFO of $11.1 million for the comparable period in 2015. AFFO per share for the three months ended September 30, 2016 increased 9.0% to $0.66, compared to AFFO per share of $0.60 for the comparable period in 2015.

AFFO for the nine months ended September 30, 2016 increased 30.9% to $42.2 million, compared to AFFO of $32.2 million for the comparable period in 2015. AFFO per share for the nine months ended September 30, 2016 increased 5.2% to $1.88, compared to AFFO per share of $1.78 for the comparable period in 2015.

Dividend

The Company paid a cash dividend of $0.48 per share on October 14, 2016 to stockholders of record on September 30, 2016, a 3.2% increase over the $0.465 quarterly dividend declared in the third quarter of 2015. The quarterly dividend represents payout ratios of approximately 70.9% of FFO per share and 72.8% of AFFO per share, respectively.

CEO Comments

“The third quarter marked another strong quarter for our Company as we continued to execute in all phases of our business,” said Joey Agree, President and Chief Executive Officer of Agree Realty Corporation. “During the quarter, we maintained our disciplined investment approach across our three external growth platforms, as we invested $54.0 million into 17 high-quality retail net lease properties. We continue to concentrate our efforts on leading operators in recession resistant retail sectors who either offer a compelling customer experience or employ a cohesive omni-channel strategy.”

Portfolio Update

As of September 30, 2016, the Company’s portfolio consisted of 341 properties located in 43 states and totaling 6.7 million square feet of gross leasable space. Properties ground leased to tenants accounted for 7.8% of annualized base rent.

The portfolio was approximately 99.6% leased, had a weighted average remaining lease term of approximately 10.8 years, and generated approximately 46.3% of annualized base rents from investment grade tenants.

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The following table provides a summary of the Company’s portfolio as of September 30, 2016:

Property Type	Number of Properties	Annualized Base Rent (1)	Percent of Annualized Base Rent	Percent Investment Grade (2)	Weighted Average Lease Term

Retail Net Lease	307	$80,625	90.2%	43.1%	10.7 yrs
Retail Net Lease Ground Leases	31	6,984	7.8%	87.6%	13.2 yrs
Total Retail Net Lease	338	$87,609	98.0%	46.7%	10.9 yrs
Total Portfolio	341	$89,359	100.0%	46.3%	10.8 yrs

Annualized base rent is in thousands; any differences are the result of rounding.

(1)	Represents annualized straight-line rent as of September 30, 2016.
(2)	Reflects tenants, or parent entities thereof, with investment grade credit ratings from Standard & Poor’s, Moody's, Fitch and/or NAIC.

Acquisitions

Total acquisition volume for the third quarter of 2016 was approximately $49.5 million and included 14 assets net leased to a number of notable retailers operating in the crafts and novelties, farm and rural supply, grocery, specialty retail, discount and auto parts sectors. The properties are located in 11 states and leased to 13 distinct tenants operating across 11 retail sectors. These properties were acquired at a weighted average cap rate of 8.0% and with a weighted average remaining lease term of approximately 10.6 years.

For the nine months ending September 30, 2016, total acquisition volume was approximately $234.0 million and included 60 high-quality retail net lease assets. The properties are located in 23 states and leased to 40 diverse tenants who operate in 20 retail sectors. The properties were acquired at a weighted average cap rate of 7.8% and with a weighted average remaining lease term of approximately 10.7 years.

Dispositions

During the quarter, the Company sold two properties net leased to Walgreens for gross proceeds of approximately $15.4 million. The stores were located in Rancho Cordova, California and Macomb Township, Michigan. The dispositions were completed at a weighted average cap rate of 5.5%.

For the nine months ended September 30, 2016, the Company has divested of three Walgreens for total proceeds of $22.7 million. The weighted average cap rate of the dispositions was 5.5%.

Development and Partner Capital Solutions

In the third quarter of 2016, the Company completed three previously announced development and Partner Capital Solutions projects, including the Company’s first Chick-fil-A in Frankfort, Kentucky. This project is leased to Chick-fil-A under a new 20-year ground lease and had a total project cost of approximately $0.6 million.

Also within the quarter, the Company completed its previously announced Wawa in Orlando, Florida. This project, which represents the Company’s ninth Wawa in the portfolio, had a total project cost of approximately $2.5 million and is under a new 20-year ground lease.

The Company also completed a Burger King in Devils Lake, North Dakota during the quarter. This project, which represents the second Burger King in the Company’s partnership with Meridian Restaurants, is subject to a new 20-year net lease and had a total project cost of approximately $1.5 million.

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During the third quarter and subsequent thereto, the Company commenced seven new development and PCS projects with total project costs of $24.8 million. These projects include the Company’s first Texas Roadhouse in Mount Pleasant, Michigan; three new Burger King developments in Hamilton, Montana, West Fargo, North Dakota and Heber, Utah; two new Camping World projects in Tyler, Texas and Georgetown, Kentucky; and the redevelopment and expansion of an existing asset for Orchard Supply Hardware in Boynton Beach, Florida.

Year-to-date, the Company has 14 development or PCS projects completed or currently under construction on behalf of a number of industry-leading retail tenants. Total project costs for those developments are approximately $38.0 million and include the following completed or commenced projects:

Tenant	Location	Lease Structure	Lease Term	Actual or Anticipated Rent Commencement	Status

Hobby Lobby	Springfield, OH	Build-to-Suit	15 Years	Q1 2016	Completed
Burger King (1)	Farr West, UT	Build-to-Suit	20 Years	Q2 2016	Completed
Family Fare Quick Stop	Marshall, MI	Ground Lease	10 Years	Q2 2016	Completed
Burger King (1)	Devils Lake, ND	Build-to-Suit	20 Years	Q3 2016	Completed
Wawa	Orlando, FL	Ground Lease	20 Years	Q3 2016	Completed
Chick-fil-A	Frankfort, KY	Ground Lease	20 Years	Q3 2016	Completed
Starbucks	North Lakeland, FL	Build-to-Suit	10 Years	Q4 2016	Under Construction
Burger King (1)	Hamilton, MT	Build-to-Suit	20 Years	Q4 2016	Under Construction
Burger King (1)	West Fargo, ND	Build-to-Suit	20 Years	Q1 2017	Under Construction
Burger King (1)	Heber, UT	Build-to-Suit	20 Years	Q1 2017	Under Construction
Texas Roadhouse	Mount Pleasant, MI	Ground Lease	15 Years	Q2 2017	Under Construction
Camping World	Tyler, TX	Build-to-Suit	20 Years	Q2 2017	Under Construction
Camping World	Georgetown, KY	Build-to-Suit	20 Years	Q3 2017	Under Construction
Orchard Supply Hardware	Boynton Beach, FL	Build-to-Suit	15 Years	Q3 2017	Under Construction

(1)	Franchise restaurants operated by Meridian Restaurants Unlimited, LC.

Leasing

The Company has no remaining lease maturities in 2016.

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Top Tenants

The following table presents annualized base rents for all tenants that represent 1.5% or greater of the Company’s total annualized base rent as of September 30, 2016:

Tenant	Annualized Base Rent (1)	Percent of Annualized Base Rent

Walgreens	$11,305	12.7%
Walmart	4,224	4.7%
Lowe's	3,099	3.5%
Wawa	2,664	3.0%
Mister Car Wash	2,580	2.9%
Smart & Final	2,518	2.8%
CVS	2,463	2.8%
Hobby Lobby	2,177	2.4%
Tractor Supply	2,175	2.4%
Dollar General	2,148	2.4%
Academy Sports	1,982	2.2%
Rite Aid	1,886	2.1%
24 Hour Fitness	1,759	2.0%
BJ's Wholesale	1,709	1.9%
LA Fitness	1,694	1.9%
Carmike	1,585	1.8%
Taco Bell (2)	1,537	1.7%
Burger King (3)	1,500	1.7%
Dollar Tree	1,427	1.6%
Other (4)	38,927	43.5%
Total Portfolio	$89,359	100.0%

Annualized base rent is in thousands; any differences are the result of rounding.

(1)	Represents annualized straight-line rent as of September 30, 2016.
(2)	Franchise restaurants operated by Charter Foods North, LLC.
(3)	Franchise restaurants operated by Meridian Restaurants Unlimited, LC.
(4)	Includes tenants generating less than 1.5% of annualized base rent.

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Retail Sectors

The following table presents annualized base rents for the Company’s top retail sectors that represent 2.5% or greater of the Company’s total annualized base rent as of September 30, 2016:

Sector	Annualized Base Rent (1)	Percent of Annualized Base Rent

Pharmacy	$15,654	17.5%
Grocery Stores	6,119	6.8%
Restaurants - Quick Service	6,104	6.8%
Auto Service	4,711	5.3%
Specialty Retail	4,391	4.9%
Discount Apparel	3,983	4.5%
General Merchandise	3,956	4.4%
Warehouse Clubs	3,749	4.2%
Home Improvement	3,720	4.2%
Health & Fitness	3,562	4.0%
Crafts and Novelties	3,256	3.6%
Sporting Goods	3,149	3.5%
Farm and Rural Supply	2,909	3.3%
Convenience Stores	2,830	3.2%
Restaurants - Casual Dining	2,388	2.7%
Dollar Stores	2,366	2.6%
Auto Parts	2,346	2.6%
Other (2)	14,166	15.9%
Total Portfolio	$89,359	100.0%

Annualized base rent is in thousands; any differences are the result of rounding.

(1)	Represents annualized straight-line rent as of September 30, 2016.
(2)	Includes sectors generating less than 2.5% of annualized base rent.

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Geographic Diversification

The following table presents annualized base rents for all states that represent 2.5% or greater of the Company’s total annualized base rent as of September 30, 2016:

Sector	Annualized Base Rent (1)	Percent of Annualized Base Rent

Michigan	$14,201	15.9%
Texas	8,110	9.1%
Florida	7,594	8.5%
Ohio	5,779	6.5%
Illinois	4,317	4.8%
Pennsylvania	4,095	4.6%
California	3,700	4.1%
Wisconsin	2,841	3.2%
Kentucky	2,723	3.0%
Mississippi	2,543	2.8%
Kansas	2,540	2.8%
Other (2)	30,916	34.7%
Total Portfolio	$89,359	100.0%

Annualized base rent is in thousands; any differences are the result of rounding.

(1)	Represents annualized straight-line rent as of September 30, 2016.
(2)	Includes states generating less than 2.5% of annualized base rent.

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Lease Expiration

The following table presents contractual lease expirations within the Company’s portfolio as of September 30, 2016, assuming that no tenants exercise renewal options:

Year	Leases	Annualized Base Rent (1)	Percent of Annualized Base Rent	Gross Leasable Area	Percent of Gross Leasable Area

2016	0	$0	0.0%	0	0.0%
2017	9	894	1.0%	93	1.4%
2018	15	2,257	2.5%	356	5.3%
2019	12	4,326	4.8%	372	5.6%
2020	18	2,639	3.0%	244	3.7%
2021	28	5,674	6.3%	354	5.3%
2022	20	4,238	4.7%	378	5.7%
2023	27	4,865	5.4%	443	6.6%
2024	35	8,835	9.9%	847	12.7%
2025	34	6,883	7.7%	538	8.1%
Thereafter	189	48,748	54.7%	3,060	45.6%
Total Portfolio	387	$89,359	100.0%	6,685	100.0%

Annualized base rent and gross leasable area are in thousands; any differences are the result of rounding.

(1)	Represents annualized straight-line rent as of September 30, 2016.

Capital Markets and Balance Sheet

Capital Markets

During the three months ended September 30, 2016, the Company issued 245,565 shares of common stock under its at-the-market equity program (“ATM program”), realizing gross proceeds of approximately $12.2 million.

Also within the quarter, the Company completed the issuance of $100 million of long-term, unsecured, fixed rate debt. The combined $100 million of unsecured financings have a weighted average term of 10 years and a blended interest rate of 3.87%.

On August 19, 2016, the Company refinanced an existing $20.3 million secured amortizing mortgage note. The new refinanced $20.3 million term loan, which is now unsecured, matures in May 2019 and has a fixed interest rate of 3.62% through the use of an existing interest rate swap.

Balance Sheet

As of September 30, 2016, the Company’s total debt to total enterprise value was 26.8%. Total enterprise value is calculated as the sum of total debt and the market value of the Company’s outstanding shares of common stock, assuming conversion of operating partnership units into common stock.

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For the three and nine months ended September 30, 2016, the Company’s fully diluted weighted average shares outstanding were 23.6 million and 22.1 million, respectively. The basic weighted average shares outstanding for the three and nine months ended September 30, 2016 were 23.5 million and 22.0 million, respectively.

The Company’s assets are held by, and its operations are conducted through, Agree Limited Partnership, of which the Company is the sole general partner. As of September 30, 2016, there were 347,619 operating partnership units outstanding and the Company held a 98.6% interest in the operating partnership.

2016 Outlook

The Company’s outlook for acquisition volume in 2016, which assumes continued growth in economic activity, positive business trends and other significant assumptions, remains between $250 and $275 million of high-quality retail net lease properties.

Conference Call/Webcast

The Company will host its quarterly analyst and investor conference call on Tuesday, October 25, 2016 at 9:00 AM ET. To participate in the conference call, please dial (866) 363-3979 approximately ten minutes before the call begins.

Additionally, a webcast of the conference call will be available through the Company’s website. To access the webcast, visit www.agreerealty.com ten minutes prior to the start time of the conference call and go to the Invest section of the website. A replay of the conference call webcast will be archived and available online through the Invest section of www.agreerealty.com.

About Agree Realty Corporation

Agree Realty Corporation is a publicly traded real estate investment trust primarily engaged in the acquisition and development of properties net leased to industry-leading retail tenants. The Company currently owns and operates a portfolio of 346 properties, located in 43 states and containing approximately 6.8 million square feet of gross leasable space. The common stock of Agree Realty Corporation is listed on the New York Stock Exchange under the symbol “ADC”. For additional information, please visit www.agreerealty.com.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in subsequent quarterly reports. Except as required by law, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Invest section of the Company’s website at www.agreerealty.com.

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All information in this press release is as of October 24, 2016. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

Contact:

Matthew M. Partridge, Chief Financial Officer, Agree Realty Corporation, (248) 737-4190

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Agree Realty Corporation

Consolidated Balance Sheet

($ in thousands, except share and per share data)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets:
Real Estate Investments:
Land	$295,311	$225,274
Buildings	662,612	526,912
Accumulated depreciation	(65,884)	(56,401)
Property under development	5,795	3,663
Net real estate investments	897,834	699,448
Cash and cash equivalents	11,491	2,712
Cash Held in Escrows	12,292	-
Accounts receivable - Tenants, net of allowance of $50 and $35 for possible losses at September 30, 2016 and December 31, 2015, respectively	10,623	7,418
Unamortized Deferred Expenses:
Credit facility financing Costs, net of accumulated amortization of $1,693 and $1,532 at September 30, 2016 and December 31, 2015, respectively	406	543
Leasing costs, net of accumulated amortization of $637 and $554 at September 30, 2016 and December 31, 2015, respectively	1,229	665
Lease intangibles, net of accumulated amortization of $16,438 and $10,578 at September 30, 2016 and December 31, 2015, respectively	102,602	76,552
Other assets	2,336	2,569
Total Assets	$1,038,813	$789,907

Liabilities:
Mortgage notes payable, net	$69,594	$100,391
Unsecured Term Loans, net	159,211	99,390
Senior Unsecured Notes, net	159,156	99,161
Unsecured Revolving Credit Facility	47,000	18,000
Dividends and Distributions Payable	11,631	9,758
Deferred Revenue	-	541
Accrued Interest Payable	2,571	963
Accounts Payable and Accrued Expense:
Capital Expenditures	136	122
Operating	6,847	3,926
Interest Rate Swaps	6,437	3,301
Deferred Income Taxes	705	705
Tenant Deposits	94	29
Total Liabilities	463,382	336,287

Stockholders' Equity:
Common stock, $.0001 par value, 45,000,000 shares authorized, 23,884,220 and 20,637,301 shares issued and outstanding, respectively	2	2
Preferred stock, $.0001 par value per share, 4,000,000 shares authorized
Series A junior participating preferred stock, $.0001 par value, 200,000 authorized, no shares issued and outstanding	-	-
Additional paid-in capital	607,627	482,514
Dividends in excess of net income	(28,339)	(28,262)
Accumulated other comprehensive loss	(6,311)	(3,130)
Total Stockholders' Equity - Agree Realty Corporation	572,979	451,124
Non-controlling interest	2,452	2,496
Total Stockholders' Equity	575,431	453,620
Total Liabilities and Stockholders' Equity	$1,038,813	$789,907

Agree Realty Corporation

Consolidated Statements of Operations and Comprehensive Income

($ in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Revenues
Minimum rents	$22,279	$16,736	$60,682	$47,262
Percentage rents	7	38	197	189
Operating cost reimbursement	1,845	970	5,368	3,246
Other income	30	106	(18)	115
Total Revenues	24,161	17,850	66,229	50,812

Operating Expenses
Real estate taxes	1,473	716	4,035	2,342
Property operating expenses	169	424	1,669	1,411
Land lease payments	163	174	490	443
General and administrative	2,020	1,769	6,107	5,180
Depreciation and amortization	6,151	4,985	16,901	12,656
Total Operating Expenses	9,976	8,068	29,202	22,032

Income from Operations	14,185	9,782	37,027	28,780

Other (Expense) Income
Interest expense, net	(4,091)	(3,505)	(11,236)	(8,899)
Gain on sale of assets	4,415	8,599	7,133	12,134
Loss on debt extinguishment	(33)	-	(33)	(180)

Net Income	14,476	14,876	32,891	31,835

Less Net Income Attributable to Non-Controlling Interest	213	281	506	608

Net Income Attributable to Agree Realty Corporation	$14,263	$14,595	$32,385	$31,227

Net Income Per Share Attributable to Agree Realty Corporation
Basic	$0.61	$0.81	$1.47	$1.77
Diluted	$0.61	$0.81	$1.46	$1.76

Other Comprehensive Income
Net income	$14,476	$14,876	$32,891	$31,835
Other Comprehensive Income (Loss)	1,378	(2,538)	(3,236)	(2,929)
Total Comprehensive Income	15,854	12,338	29,655	28,906
Comprehensive Income Attributable to Non-Controlling Interest	(229)	(231)	(456)	(552)
Comprehensive Income Attributable to Agree Realty Corporation	$15,625	$12,107	$29,199	$28,354

Weighted Average Number of Common Shares Outstanding - Basic	23,454,083	18,008,592	22,034,388	17,653,482
Weighted Average Number of Common Shares Outstanding - Diluted	23,563,331	18,064,318	22,127,329	17,716,362

Agree Realty Corporation

Reconciliation of Net Income to FFO and Adjusted FFO

($ in thousands, except share and per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Net income	$14,476	$14,876	$32,891	$31,835
Depreciation of real estate assets	3,947	3,221	10,904	8,698
Amortization of leasing costs	38	29	85	88
Amortization of lease intangibles	2,148	1,710	5,860	3,813
(Gain) loss on sale of assets	(4,415)	(8,599)	(7,133)	(12,134)
Funds from Operations	$16,194	$11,237	$42,607	$32,300
Straight-line accrued rent	(857)	(609)	(2,162)	(1,816)
Deferred revenue recognition	(309)	(116)	(541)	(348)
Stock based compensation expense	555	477	1,864	1,522
Amortization of financing costs	122	130	361	355
Non-real estate depreciation	19	15	53	47
Debt extinguishment costs	33	-	33	180
Adjusted Funds from Operations	$15,757	$11,134	$42,215	$32,240

FFO per common share - Basic	$0.68	$0.61	$1.90	$1.79
FFO per common share - Diluted	$0.68	$0.61	$1.90	$1.79

Adjusted FFO per common share - Basic	$0.66	$0.61	$1.89	$1.79
Adjusted FFO per common share - Diluted	$0.66	$0.60	$1.88	$1.78

Weighted Average Number of Common Shares and Units Outstanding - Basic	23,801,702	18,356,211	22,382,007	18,001,079
Weighted Average Number of Common Shares and Units Outstanding - Diluted	23,910,950	18,411,938	22,474,948	18,063,958

Supplemental Information:
Scheduled principal repayments	$748	$701	$2,196	$2,061
Capitalized interest	14	14	27	17
Capitalized building improvements	376	73	405	73

Non-GAAP Financial Measures

FFO

The Company considers the non-GAAP measures of FFO and FFO per share/unit)to be key supplemental measures of the Company's performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company's operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization and impairment writedowns, and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

The Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization and impairments, which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.

FFO does not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO is not a measurement of the Company's liquidity, nor is FFO indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. These measurement does not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company's operating performance.

Adjusted FFO

The Company presents adjusted FFO (including adjusted FFO per share/unit), which adjusts for certain additional items including straight-line accrued rent, deferred revenue recognition, stock based compensation expense, non-real estate depreciation and debt extinguishment costs and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, the Company’s calculation of adjusted FFO may be different from similar adjusted measures calculated by other REITs.

Any differences a result of rounding.